UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

      December 14, 2005
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.    Entry into a Material Definitive Agreement

The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.    Other Information

On December 14, 2005, the Board of Directors of inTEST Corporation (the "Company") approved, upon the recommendation of the Compensation Committee and a majority of the independent directors, the acceleration of the vesting of certain outstanding options to purchase shares of the Company's common stock that had been issued during 2001 and 2002 to employees of the Company under its 1997 Stock Plan. These options would otherwise have vested during 2006 and 2007. With the expectation that the Company will adopt Statement of Financial Accounting Standard No. 123R, "Share Based Payments," with the first quarter in 2006, this action will reduce the amount of compensation expense to be recorded in the Company's financial statements.

The total number of shares which may be purchased upon exercise of the accelerated options is 42,200, and the exercise price of such options ranges from $2.99 to $6.75 per share. Of this total, 12,000 options are held by executive officers of the Company as shown on the following chart. None of the other accelerated options are held by executive officers or directors of the Company.
		Options Accelerated	Exercise Price	Original Vesting Date
James Pelrin	General Manager - Temperature Management Product Segment	4,000	$2.99	10/23/06
Dale E. Christman	General Manager - Tester Interface Product Segment	4,000	$6.75	3/28/06
		2,000	$4.00	7/23/06
		2,000	$4.00	7/23/07

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Robert E. Matthiessen
        Robert E. Matthiessen
        President and Chief Executive Officer

Date:   December 19, 2005